Exhibit 99.7

        (Text of graph posted to Ashland Inc.'s website concerning Ashland Water Technologies' average sales per shipping day)

             Average Net Sales per Shipping Day ($, Millions)


               2001       2002       2003       2004       2005       2006
              ------     ------     ------     ------     ------     ------

January        1.216      1.179      1.192      1.393      1.606      1.554
February       1.274      1.259      1.429      1.194      1.532      1.679
March          1.131      1.185      1.334      1.371      1.507      1.475
April          1.254      1.211      1.358      1.489      1.622      1.938
May            1.184      1.206      1.369      1.515      1.560      1.554
June           1.230      1.333      1.362      1.346      1.536      1.912
July           1.238      1.252      1.345      1.543      1.666      3.046
August         1.175      1.319      1.201      1.425      1.520      2.793
September      1.465      1.463      1.757      1.518      1.744      3.310
October        1.092      1.165      1.254      1.439      1.509      2.677
November       1.274      1.360      1.570      1.536      1.639
December       1.287      1.306      1.291      1.529      1.614



                    NA Industrial Production Index (%)

               2001       2002       2003       2004       2005       2006
              ------     ------     ------     ------     ------     ------

January        102.4       98.6      100.6      102.7      107.0      110.4
February       101.6       98.4      100.6      103.5      107.4      110.7
March          101.3       99.3      100.4      103.2      107.3      111.2
April          101.2       99.7       99.6      104.0      107.2      112.1
May            100.4      100.1       99.5      105.0      107.4      112.2
June            99.9      101.0       99.8      104.4      108.3      113.4
July            99.6      100.7      100.3      105.0      108.3      113.7
August          99.2      100.7      100.4      105.3      108.6      114.0
September       98.8      100.7      101.0      105.1      107.2      113.4
October         98.4      100.3      101.1      105.8      108.4      113.7
November        97.9      100.5      102.0      106.0      109.4
December        98.0      100.1      102.3      106.7      110.4